UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2003

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Fannie Mae

Federally chartered corporation (State or other jurisdiction of incorporation)	0-50231 (Commission File Number)	52-0883107 (IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC (Address of principal executive offices)		20016 (Zip Code)

Registrant’s telephone number, including area code: 202-752-7000

Item 9. Regulation FD Disclosure.

     On November 21, 2003, Fannie Mae (formally, the Federal National Mortgage Association), issues its quarterly business activity supplement for the third quarter of 2003, a copy of which is furnished as Exhibit 99.1 to this report, and which is incorporated herein by reference.

     This information, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Leanne G. Spencer Leanne G. Spencer Senior Vice President and Controller

Date: November 21, 2003

EXHIBIT INDEX

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99.1	Quarterly business activity supplement for the third quarter of 2003, issued by Fannie Mae on November 21, 2003.